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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): June 15, 2000

Commission        Registrant, State of Incorporation         I.R.S. Employer
File Number       Address and Telephone Number            Identification Number

1-13895           Conectiv (a Delaware Corporation)            51-0377417
                  800 King Street
                  P.O. Box 231
                  Wilmington, Delaware 19899
                  Telephone (302) 429-3114


1-1405            Delmarva Power & Light Company               51-0084283
                  (a Delaware and Virginia Corporation)
                  800 King Street
                  P.O. Box 231
                  Wilmington, Delaware 19899
                  Telephone (302) 429-3114


1-3559            Atlantic City Electric Company               21-0398280
                  (a New Jersey Corporation)
                  800 King Street
                  P.O. Box 231
                  Wilmington, Delaware 19899
                  Telephone (302) 429-3114

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Item 5.  Other Events

DEREGULATED GENERATION AND POWER PLANT SALES

As previously disclosed, Conectiv is changing the mix of the types of electric generating plants it owns in conjunction with implementing its asset-backed, "merchant" strategy focusing on "mid-merit" electric generating plants. Mid-merit electric generating plants can quickly increase or decrease their kWh output level on an economic basis. Mid-merit plants typically have relatively low fixed operating and maintenance costs and also can use different types of fuel. These plants are generally operated during times when demand for electricity rises and prices are higher. DPL and ACE have entered into agreements to sell their nuclear and non-strategic baseload fossil electric generating plants. Baseload electric generating plants run almost continuously to supply the base level of demand for electricity, or the minimum demand level that generally always exists on an electrical system. In a deregulated electricity supply market, management expects that mid-merit electric generating plants will be more profitable and provide higher returns on invested capital than baseload electric generating plants.

Conectiv is constructing new mid-merit generating units seeking to establish a leading position in the mid-merit generation market for the region served by the PJM. Conectiv is currently constructing a new mid-merit, electric power plant in northern Delaware comprised of three combustion turbines, waste heat recovery boilers and a steam turbine (combined cycle unit). Assuming all permits and licenses are obtained, the new mid-merit power plant will be installed on the site which currently includes the Hay Road combined cycle unit and the Edge Moor power plant. The new mid-merit power plant is expected to cost approximately $300 million and have a capacity of approximately 550 MW. The three new combustion turbine units are expected to be installed by the third quarter of 2001 and the waste heat recovery boiler and steam turbine is expected to be installed by the third quarter of 2002. In addition, Conectiv is beginning construction of another 550 MW combined cycle unit ($300 million estimated cost) which is expected to be phased into service over a twelve month period starting in early-to-mid-2002.

In connection with the Company's strategic plan to further grow its mid-merit generating business, on June 9, 2000, Conectiv's Board of Directors authorized the expenditure of up to an additional $45 million to preserve the option to purchase up to fifteen additional combustion turbine units and for expenses associated with power plant site development and procurement.

FORWARD-LOOKING STATEMENTS

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "LITIGATION REFORM ACT") PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS TO ENCOURAGE SUCH DISCLOSURES WITHOUT THE THREAT OF LITIGATION, PROVIDED THOSE STATEMENTS ARE IDENTIFIED AS FORWARD-LOOKING AND ARE ACCOMPANIED BY MEANINGFUL, CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE STATEMENT. FORWARD-LOOKING STATEMENTS HAVE BEEN MADE IN THIS PRESS RELEASE. SUCH STATEMENTS ARE BASED ON BELIEFS OF THE COMPANY'S MANAGEMENT ("MANAGEMENT") AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. WHEN USED HEREIN, THE WORDS "WILL," "ANTICIPATE," "ESTIMATE," "EXPECT,"
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"OBJECTIVE," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING
STATEMENTS. IN ADDITION TO ANY ASSUMPTIONS AND OTHER FACTORS REFERRED TO SPECIFICALLY IN CONNECTION WITH SUCH FORWARD-LOOKING STATEMENTS, FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN ANY FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING: DEREGULATION OF ENERGY SUPPLY AND TELECOMMUNICATIONS; THE UNBUNDLING OF DELIVERY SERVICES; AND INCREASINGLY COMPETITIVE ENERGY AND TELECOMMUNICATIONS MARKETPLACE; RESULTS OF ANY ASSET DISPOSITIONS; SALES RETENTION AND GROWTH; FEDERAL AND STATE REGULATORY ACTIONS; FUTURE LITIGATION RESULTS; COST OF CONSTRUCTION; OPERATING RESTRICTIONS; INCREASED COSTS AND CONSTRUCTION DELAYS ATTRIBUTABLE TO ENVIRONMENTAL REGULATIONS; NUCLEAR DECOMMISSIONING AND THE AVAILABILITY OF REPROCESSING AND STORAGE FACILITIES FOR SPENT NUCLEAR FUEL; AND CREDIT MARKET CONCERNS. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. THE FOREGOING LIST OF FACTORS PURSUANT TO THE LITIGATION REFORM ACT SHOULD NOT BE CONSTRUED AS EXHAUSTIVE OR AS ADMISSION REGARDING THE ADEQUACY OF DISCLOSURES MADE PRIOR TO THE EFFECTIVE DATE OF THE LITIGATION REFORM ACT.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          CONECTIV
                                          Delmarva Power & Light Company
                                          Atlantic City Electric Company


Date:  June 15, 2000                      /s/Philip S. Reese
                                          Vice President and Treasurer